EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-138682), pertaining to the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan, of our report dated March 13, 2007, with respect to the consolidated financial statements of Chart Industries, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
March 15, 2007